Exhibit 23.1

CONSENT OF COUNSEL

     We hereby consent to the reference to us in the Prospectus constituting part of this Pre-Effective Amendment No. 4 to the Registration Statement on Form S-1, under the captions “Material U.S. Federal Income Tax Considerations” and “Legal Matters.”

/s/ Sidley Austin LLP

New York, New York
January 20, 2011